                                                                      EXHIBIT 11

                                  FURON COMPANY

                       Computation of Net Income Per Share

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
                                                             Three months ended                        Six months ended
                                                       August 2,             August 3,           August 2,             August 3,
                                                         1997                  1996                 1997                 1996
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
PRIMARY NET INCOME PER SHARE

         Earnings:
             Net income                                $ 5,224,000          $ 3,895,000          $10,201,000          $ 8,453,000
                                                       ===========          ===========          ===========          ===========

         Shares:
            Weighted average number of common
            shares outstanding                           8,959,319            8,886,221            8,941,374            8,870,848

            Shares issuable from assumed
            exercise of stock options
                                                           354,674              271,908              301,226              246,576
                                                       -----------          -----------          -----------          -----------

            Average shares as adjusted                   9,313,993            9,158,129            9,242,600            9,117,424
                                                       ===========          ===========          ===========          ===========

Primary net income per share                           $      0.56          $      0.43          $      1.10          $      0.93
                                                       ===========          ===========          ===========          ===========


FULLY DILUTED NET INCOME PER SHARE

         Earnings:
            Net income                                 $ 5,224,000          $ 3,895,000          $10,201,000          $ 8,453,000
                                                       ===========          ===========          ===========          ===========


         Shares:
            Weighted average number of common
            shares outstanding                           8,959,319            8,886,221            8,941,374            8,870,848

            Shares issuable from assumed
            exercise of stock options                      385,598              271,967              396,137              247,619
                                                       -----------          -----------          -----------          -----------

            Average shares as adjusted for
            full dilution                                9,344,917            9,158,188            9,337,511            9,118,467
                                                       ===========          ===========          ===========          ===========


Fully diluted net income per share                     $      0.56          $      0.43          $      1.09          $      0.93
                                                       ===========          ===========          ===========          ===========
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